                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) March 5, 2001

                                   ----------

                            GATX CAPITAL CORPORATION


     Incorporated in the                    IRS Employer Identification Number
     State of Delaware                                  94-1661392



                             Four Embarcadero Center
                             San Francisco, CA 94111
                                 (415) 955-3200

ITEM 5.  OTHER EVENTS

         On March 5, 2001, GATX Corporation and GATX Capital Corporation issued the following press release:

         GATX Corporation and GATX Capital Corporation today reported on the conclusion of the second phase of a trial in Federal District Court for the Northern District of California to which GATX Capital is a party.

         As noted in a press release issued February 20, 2001, GATX Capital is party to litigation related to the modification of aircraft from passenger to freighter configuration. The aircraft were modified by GATX/Airlog, a California partnership in which a subsidiary of GATX Capital is a partner. In the first phase of the trial, concluded on February 16, the jury found against GATX/Airlog on two counts related to breach of contract and non-disclosure of information.

         Following the conclusion of the second phase of the trial, the jury awarded damages to Kalitta Air in the amount of $47.5 million plus applicable interest. Prior to the conclusion of the second phase of the trial, GATX Capital agreed to settle a related dispute with Evergreen International Airlines, Inc., which had also been a party in the litigation. Terms of the settlement with Evergreen have not been disclosed.

         GATX Corporation is in the process of determining the impact on its 2000 financial results arising from GATX/Airlog-related matters. Based on a preliminary analysis, the net after-tax impact of the resolution of GATX/Airlog-related matters, including required reserves and all prior settlement expenses including Evergreen, is expected to be approximately $100 million, excluding any post-judgment interest expense. This is an estimation of GATX's maximum liability for all GATX/Airlog-related matters, and does not reflect the fact that GATX will aggressively pursue all means of loss recovery including appeals and insurance coverage.

         Ronald H. Zech, chairman of GATX Corporation, stated, "We vehemently disagree with the jury's findings and the subsequent damage award in this litigation, and we plan to pursue appeals to address issues that arose before and during this trial. At the same time, we also recognize that the GATX/Airlog litigation has led to uncertainty with regards to the potential financial impact on GATX Corporation. By providing an estimate of our maximum potential liability for all

GATX/Airlog matters, which if confirmed will be manageable in the context of GATX's financial position and cash flow, we can clarify the situation and address this uncertainty."

         GATX Corporation's 2000 Annual Report on Form 10-K, incorporating the reserve and settlement expenses, will be filed later in March in conjunction with the distribution of the company's Annual Report to shareholders.



                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         GATX CAPITAL CORPORATION
                               ----------------------------------------------
                                               (Registrant)


                                            /s/ Curt F. Glenn
                               ----------------------------------------------
                                              Curt F. Glenn
                                        Senior Vice President and
                                         Chief Financial Officer
                                        (Duly Authorized Officer)



Date:  March 5, 2001